UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


In the Matter of                            )
                                            )        Docket Nos. RP94-72-009
Iroquois Gas Transmission System, L.P.      )                    FA92-59-007
                                            )                    RP97-126-015
                                            )                and RP97-126-000


                            STIPULATION AND AGREEMENT
                               (December 17, 1999)

         Pursuant to Rule 602 of the Rules of Practice and Procedure of the Federal Energy Regulatory Commission ("Commission"), 18 C.F.R. ss. 385.602, Iroquois Gas Transmission System, L.P. ("Iroquois") submits this Stipulation and Agreement ("Stipulation"), representing the agreement of Iroquois, the Commission Staff and all active participants in this proceeding. 1 This Stipulation resolves all issues set for hearing and all issues pending judicial review of Commission orders in the captioned dockets. The parties urge the Commission to promptly approve this Stipulation.

------------------------
1 The active participants joining in this Stipulation are Iroquois, the Commission Staff, Public Service Commission of the State of New York, GASP Coalition, United States Department of Justice, Boston Gas Company, Colonial Gas Company, Essex Gas Company, Bay State Gas Company, Northern Utilities, Inc., Canadian Association of Petroleum Producers and Alberta Department of Resource Development, Connecticut Natural Gas Corporation, Yankee Gas Services Company, The Southern Connecticut Gas Company, The Brooklyn Union Gas Company and KeySpan Gas East Corporation, New York State Electric and Gas Corporation, Central Hudson Gas & Electric Corp., New Jersey Natural Gas Company, Public Service Electric and Gas Company, Consolidated Edison Company of New York, Selkirk Cogen Partners, L.P., MASSPOWER and USGen New England, Inc. As used in this Stipulation, the term "participant(s)" shall mean the above-listed active participants and the term "party" or "parties" shall include all parties as defined by Section 385.102(c) of the Commission's regulations.

                        DESCRIPTION OF THESE PROCEEDINGS

Docket Nos. RP94-72-000 and FA92-59-000

         Iroquois filed its rate case in Docket No. RP94-72-000 on December 1, 1993, as Iroquois' first general rate case following the commencement of service in December 1991. The Commission suspended Iroquois' revised rates for five months to become effective on May 1, 1994. 2 By order issued March 23, 1994, the Commission consolidated Iroquois' rate case with an accounting proceeding in Docket No. FA92-59-000 and set the consolidated proceedings for hearings. 3

         The participants conducted discovery and filed prepared direct, answering and rebuttal testimony. The participants also conducted settlement discussions, which culminated in a March 30, 1995 settlement that resolved all but two reserved issues. 4 The reserved issues concerned the rate and accounting treatment of certain legal costs (included within the "Legal Defense Costs", as defined herein in Section 2.2).

         On April 5, 1995, the Presiding Judge convened a one-day hearing to address the two reserved issues. On July 19, 1995, the Presiding Judge issued his initial decision ruling that: (1) the Legal Defense Costs were recoverable in Iroquois' rates; and (2) for accounting purposes, such costs should be treated as capital costs.5 The Commission

------------------------
2    Iroquois Gas Transmission Sys., L.P., 65 FERC P. 61,424 (1993).

3 Iroquois Gas Transmission Sys., L.P., 66 FERC P. 61,338, order on reh'g, 68 FERC P. 61,048 (1994).

4 The Commission approved the settlement by letter order issued on June 19, 1995. Iroquois Gas Transmission Sys., L.P., 71 FERC P. 61,358 (1995).

5    Iroquois Gas Transmission Sys., L.P., 72 FERC P. 63,004 (1995).

reversed the initial decision, and denied rehearing, by orders issued on December 20, 1996 and March 3, 1997.6

Docket No. RP97-126-000

         On November 29, 1996, Iroquois filed in Docket No. RP97-126-000 its second general rate case, which reduced Iroquois' general transportation rates. By order issued on December 31, 1996, 7 the Commission, inter alia, summarily ordered Iroquois to remove from its rate base certain Legal Defense Costs. The Commission also permitted Iroquois' reduced rates (as further reduced for the summary disposition of certain Legal Defense Costs) to become effective on January 1, 1997, subject to suspension and a hearing.

         The Presiding Judge issued his initial decision on December 31, 1997. 8 On July 29, 1998, Commission issued an order affirming in part and reversing in part the initial decision. 9 The Commission granted in part and denied in part rehearing by order issued March 11, 1999. 10

------------------------
6 Iroquois Gas Transmission Sys., L.P., 77 FERC P. 61,288 (1996), reh'g denied, 78 FERCP. 61,216 (1997).

7 Iroquois Gas Transmission Sys., L.P., 77 FERC P. 61,352, at 62,538 (1996), order on reh'g, 80 FERCP. 61,199 (1997).

8    Iroquois Gas Transmission Sys., L.P., 81 FERC P. 63,012 (1997).

9    Iroquois Gas Transmission Sys., L.P., 84 FERC P. 61,086 (1998).

10   Iroquois Gas Transmission Sys., L.P., 86 FERC P. 61,261 (1999).

Court Appeals

         Legal Defense Costs: Iroquois filed petitions for review in the United States Court of Appeals for the District of Columbia Circuit of: (1) the Commission's orders in Docket Nos. RP94-72, et al., denying recovery of certain Legal Defense Costs; and (2) the orders in Docket No. RP97-126-000 summarily removing certain Legal Defense Costs from Iroquois's rates. Those petitions were consolidated in D.C. Cir. Nos. 97-1276 and 97-1533. On July 21, 1998, the Court issued a decision remanding those orders. Iroquois Gas Transmission System, L.P.
v. FERC, 145 F.3d 398 (D.C. Cir. 1998) ("Iroquois v. FERC").

         RP97-126 General Rate Issues: On May 10, 1999, in D.C. Cir. No. 99-1175, Iroquois filed a petition for review of the Commission's July 29, 1998 and March 11, 1999 orders addressing the general rate issues in Docket No. RP97-126-000. Also on May 10, 1999, in D.C. Cir. No. 99-1177, Selkirk Cogen Partners, L.P. and MASSPOWER filed a petition for review of those same Commission orders. The Court consolidated those petitions. The Court also granted the petitioners' joint motion to hold those cases in abeyance pending the outcome of settlement discussions among the parties.

Remand Proceedings/Settlement

         On remand of Iroquois v. FERC (concerning the recovery of Legal Defense Costs), the Commission set the matter for further hearings. 11 On July 13, 1999, the Presiding Judge convened a prehearing conference and adopted a procedural schedule,

------------------------
11 Iroquois Gas Transmission Sys., L.P., 87 FERC P. 61,295, clarif. granted, 88 FERC P. 61,236 (1999).

which provided initially for an ADR (alternative dispute resolution) process, as well as dates for testimony, discovery, and a hearing.

         The participants convened publicly-noticed settlement conferences on August 11, September 21, October 14, and November 12, 1999. The settlement discussions expanded to address the pending RP97-126 appeals and Iroquois' future rates. Thus, the instant Stipulation resolves all issues in these remand proceedings regarding Legal Defense Costs, as well as the issues on appeal in D.C. Cir. Nos. 99-1175 and 99-1177, and matters related to Iroquois' future rate levels. 12

         The Stipulation is based on an "incentive" framework, whereby over the term of the Stipulation: (1) Iroquois agrees not to seek to recover or to include in any future rate filing any Legal Defense Costs, as that term is defined herein in Section 2.2; (2) customers will receive scheduled rate reductions in the years 2001, 2002, and 2003; (3) there will be a moratorium on filings under Sections 4 and 5 of the Natural Gas Act ("NGA") to otherwise increase or reduce Iroquois' rates, subject to the limited exceptions discussed below; and (4) Iroquois will retain any benefits of revenues associated with any new services, volumes or facilities over said term. The participants are aware of no opposition to the settlement.

------------------------
12 In an effort to anticipate any possible opposition to the settlement, the public notices of the October 14 and November 12, 1999 settlement conferences (issued October 8 and November 5, 1999) explained the expanded scope of the settlement negotiations. No one at those conferences expressed opposition to the settlement.

                                    ARTICLE I
                                SETTLEMENT RATES

1.1      Schedule of Settlement Rates

         Iroquois' base tariff rates 13 for existing services shall be those rates as set forth on Appendix A ("Settlement Rates") to be effective for the respective periods set forth thereon.

1.2      Implementation of Settlement Rates

         Within fifteen (15) days after this Stipulation becomes effective in accordance with Article V below, Iroquois shall file a Revised Tariff Sheet No. 4 and an Original Tariff Sheet No. 4A reflecting the Settlement Rates and Revised Tariff Sheet Nos. 5, 14, 15, 29, 30, 75B and 75C reflecting the elimination of surcharge provisions rendered obsolete by this Stipulation, all as set forth in the pro forma tariff sheets contained in Appendix B.

1.3      Commission Approval

         The Commission's order approving this Stipulation and making it effective in accord with Article V below shall constitute (1) approval of the Settlement Rates without any refund obligation and (2) all necessary authority to place the Settlement Rates in effect for the respective periods set forth on Appendix A.

------------------------
13 As used in this Stipulation, the term "base tariff rates" means Iroquois' rates for existing services, exclusive of Rate Adjustments for: (1) the Gas Research Institute ("GRI") surcharge, the Annual Charge Adjustment ("ACA") surcharge, and any other industry-wide surcharge or credit imposed by the Commission, except to the extent that the costs to be recovered by such new surcharge or credit already are being recovered in Iroquois' base tariff rates; (2) the Deferred Asset Surcharge ("DAS"); (3) the Measurement Variance/Fuel Use Factor ("MV/FU"); and (4) the Transportation Cost Rate Adjustment ("TCRA").

                                   ARTICLE II
                         OTHER PRINCIPLES OF SETTLEMENT

2.1      Withdrawal Of Petitions For Review

         Within 15 days after this Stipulation becomes effective in accord with
Article V below, Iroquois and Selkirk Cogen Partners, L.P. and MASSPOWER shall file a motion to withdraw their petitions for review of the Commission's orders of July 29, 1998, and March 11, 1999, in Docket No. RP97-126, which appeals are pending in Case Nos. 99-1175 and 99-1177 in the United States Court of Appeals for the District of Columbia Circuit. Pending such withdrawal, Iroquois, with the concurrence of all of the parties to those appeals, shall continue to seek to hold those appeals in abeyance. All Parties agree that with respect to the Commission's Orders which are the subject of Case Nos. 99-1175 and 99-1177, no filings will be made which would result in vacating and/or modifying, in any manner, such underlying Commission Orders.

2.2      Legal Defense Costs

         As used herein, the term "Legal Defense Costs" shall mean those past and future costs or expenses incurred or accrued by Iroquois, its officers, agents, affiliates, employees, independent contractors, and consultants (a) for attorneys, witnesses and consultants in defending the following matters or any appeals or remands thereof, or (b) in seeking to recover from ratepayers any such attorneys, witnesses and consultants costs or expenses incurred in defending the following matters or any appeals or remands thereof: the criminal, civil, and administrative enforcement actions in United States v. Iroquois Pipeline Operating Co. (N.D.N.Y., 96-CR-166); United States v. Robert Reid (N.D.N.Y., 96-CR-170); United States v. John Mackenzie (N.D.N.Y. 96-CR-168); United

States v. Carl Addison (N.D.N.Y., 96-CR-167); United States v. Michael
Saley (N.D.N.Y., 96-CR-169); United States v. Louise Mango, Kenneth Austin, Kevin Dominske, and Phenix Environmental, Inc. (N.D.N.Y., 96-CR-327; 2d. Cir. No. 98-1215); United States v. Iroquois Pipeline Operating Co. (N.D.N.Y., Civ. No. 96-836); United States v. Iroquois Pipeline Operating Co. (D.Conn., Civ. No. 96-926); United States v. Iroquois Pipeline Operating Co. (E.D.N.Y., Civ. No. 96-2613); United States v. Iroquois Pipeline Operating Co. (S.D.N.Y., Civ. No. 96-3909); Iroquois Pipeline Operating Co. (administrative consent decree), 75 FERC P. 61,205 (May 23, 1996); the administrative consent decree with the Department of Transportation referred to in Paragraph 5(e) of the plea agreement filed in N.D.N.Y., 96-CR-166; Iroquois Gas Transmission System, L.P. v. FERC (D.C. Cir. Nos. 97-1276 and 97-1533); Iroquois Gas Transmission System, Docket Nos. RP94-72-009, FA92-59-007, RP97-126-015 (remand proceedings). Provided, however, said Legal Defense Costs shall not include costs or expenses incurred or accrued in defending investigations or claims not raised against Iroquois, its officers, agents, affiliates, employees, independent contractors, or consultants as of the date of this Stipulation. Iroquois represents that, as of the date of this Stipulation, Iroquois is unaware of any such investigation or unasserted claim which may be raised against Iroquois, its officers, agents, affiliates, employees, independent contractors, or consultants.

2.3 No Rate Recovery of Legal Defense Costs

         This Stipulation does not provide for the recovery of any Legal Defense Costs by Iroquois or by any other party, and Iroquois agrees not to seek to recover or include any Legal Defense Costs in any future rate filing. Iroquois agrees that all past Legal Defense

Costs have been, or will be, either expensed, booked to a non-recoverable account, or removed from Iroquois' books and that all Legal Defense Costs incurred or accrued after the date of this Stipulation will be booked to Account 426.5, Other Deductions. Parties are not waiving the right to contest any legal costs in any future proceeding.

                                   ARTICLE III
                                RATE MORATORIUM

         3.1 Except to the extent that such rate changes are specifically provided for in this Stipulation and subject to Section 3.2 below, (1) Iroquois shall not file pursuant to NGA Section 4 prior to January 1, 2004, to increase the Settlement Rates; (2) no party (or its successors or assigns) shall seek pursuant to NGA Section 5 prior to April 1, 2003, to reduce the Settlement Rates; and (3) no party (or its successors or assigns) will receive any reduction in the Settlement Rates pursuant to NGA Section 5 prior to January 1, 2004.

         3.2 Specifically excepted from the moratorium on changes to the Settlement Rates provided for in this Article III are the following:

          1. any filing to track costs under the Rate Adjustments specified in footnote 13;

          2. any filing to revise the terms and conditions of Iroquois' tariff, provided such revision makes no change to the Settlement Rates and/or provided such revision does not degrade existing firm service as currently specified in Iroquois' Rate Schedule RTS;

          3. any filing for new facilities, services, or rate schedules, provided that: (i) no change in the Settlement Rates will result during the term of this

               Stipulation as defined in Article IV herein; (ii) parties are not precluded from objecting to and/or challenging any proposed rate design or rate level and/or future rate treatment of such new facilities, services, or rate schedules; and/or (iii) such new facilities, services, or rate schedules do not degrade existing firm service as currently specified in Iroquois' Rate Schedule RTS;

          4. to the extent allowed by the Commission, any limited filing by Iroquois or any other party to raise or remove the maximum rate ceiling for secondary market services (i.e., capacity release, interruptible or short-term firm services), provided that such filing shall not change the Settlement Rates for long-term firm services.

Provided, however, the parties reserve their rights to oppose any such filing permitted by this Section 3.2 on any grounds except to the extent inconsistent with this Stipulation.

         3.3 Any revenues during the term of this Stipulation associated with any new volumes, facilities, services, or classes of service which are added after November 1, 1999, shall be retained by Iroquois and shall not be shared with, or credited to, Iroquois' customers.

                                   ARTICLE IV
                                      TERM

         This Stipulation, upon becoming effective pursuant to Article V below, shall be effective for a term beginning on November 1, 1999, and terminating on the earliest of the date on which new rates become effective (other than as provided for in Section 3.2 above) pursuant to (i) a superseding general rate change filing under NGA Section 4 made in accordance with this Stipulation, or (ii) a modification of any of Iroquois' base tariff rates, on or after January 1, 2004, in a proceeding instituted by the Commission or any other entity pursuant to NGA Section 5; provided, however, that Article II and Article VIII will survive and will not be terminated under the above provision.

                                   ARTICLE V
                                 EFFECTIVENESS

         This Stipulation shall become binding and effective on all parties on the date that this Stipulation has been approved by a final Commission order as to all its terms without modification, reservation or condition, or with modification(s), reservation(s) or condition(s) that are acceptable pursuant to
Article VII. While the participants know of no opposition to this Stipulation, in the event this Stipulation is opposed, it is the intent of the participants that the Commission approve this Stipulation and allow its effectiveness for all Non-Contesting Parties. Approval of this Stipulation in accordance with its terms shall constitute all Commission authority necessary for Iroquois to revise its tariff in order to place into effect the Settlement Rates and shall constitute the final disposition of all issues in these proceedings.

                                   ARTICLE VI
                                     WAIVER

         Approval of this Stipulation shall constitute any and all waivers of the Commission's rules and regulations that may be necessary to effectuate the Stipulation in accordance with all of its terms.

                                  ARTICLE VII
                                NONSEVERABILITY

         The various provisions of this Stipulation are not severable, and shall not become operative unless and until the Commission issues a final order approving this Stipulation as to all of its terms and conditions without modification, reservation or condition, or with modification(s), reservation(s) or condition(s) acceptable to all Non-Contesting Parties.14 Any Non-Contesting Party that files initial comments supporting the Stipulation or that files no comments in opposition may not thereafter withdraw its support for the Stipulation except as specifically provided by this Article VII.

         Should the Commission modify, reserve or condition this Stipulation in a manner that is materially adverse to a Non-Contesting Party, then it shall be deemed to have accepted such modification(s), reservation(s) or condition(s) unless, by written notice filed with the Commission and served on all parties no later than 14 days after issuance of a final Commission order acting on the Stipulation, such party states its refusal to accept such modification, reservation or condition. Should a Non-Contesting Party so state its refusal to accept the Stipulation as modified, reserved or conditioned by the Commission, it shall confer with the other Non-Contesting Parties to attempt to resolve said refusal.

------------------------
14 "Non-Contesting Parties" are those participants that either support or do not oppose this Stipulation. Any party suggesting or requesting in any manner a modification, reservation or condition to this Stipulation as originally filed shall not be a Non-Contesting Party regardless of whether such party characterizes its comments as being in support of the Stipulation. The provisions of this Article VII shall be subject to waiver only by the unanimous agreement of the Non-Contesting Parties.

Unless said refusal is withdrawn within 14 days after notice of such refusal, this Stipulation shall be null and void for all parties.

                                  ARTICLE VIII
                          RESERVATIONS AND CONDITIONS

         This Stipulation is submitted pursuant to Rule 602 of the Commission's Rules of Practice and Procedure, 18 C.F.R. ss. 385.602, and, unless it becomes effective in accord with Article V, shall be privileged and shall not be admissible in evidence or in any way described or discussed in any proceeding.

         Except for those matters specifically addressed by this Stipulation, the Participants to this Stipulation shall have the same rights under the NGA that they would have had absent approval of this Stipulation.

         This Stipulation represents a negotiated settlement in the public interest with respect to the specific matters referred to herein for the sole purpose of the settlement of the matters agreed to in this Stipulation. The Commission's approval of this Stipulation shall constitute a finding that the Stipulation is fair and reasonable and in the public interest for purposes of settlement, but shall not be a determination on the merits of the specific provisions of the Stipulation, either jointly or severally. Neither Iroquois, the Commission, its Staff, nor any other party or person shall be prejudiced or bound by this Stipulation in any other proceeding, except as specifically provided in this Stipulation. Neither Iroquois, the Commission, its Staff, nor any other participant or person shall be deemed to have approved, accepted, agreed or consented to any concept, theory or principle underlying or supposed to underlie any of the matters provided for in this Stipulation.

         The provisions of this Stipulation relate only to the specific matters referred to in this Stipulation and no party or person waives any claim or right which it otherwise may have with respect to any matters not expressly provided for in this Stipulation. Nothing in this Stipulation shall preclude Iroquois from filing changes in its FERC Gas Tariff which are not inconsistent with its specific obligations under this Stipulation, and nothing in this Stipulation shall preclude any party or person from protesting such changes or from seeking rehearing or a stay of or appealing any adverse Commission order relating to such changes.

         The resolution of any matter in this Stipulation shall not be deemed to be a "settled practice" as that term was interpreted and applied in Public Service Commission of the State of New York v. FERC, 642 F.2d 1335 (D.C. Cir.
1980), and shall not be the basis for any decision with regard to the burden of proof in any litigation with regard to any such matter.

                                     NOTICE

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION

In the Matter of                        )
                                        )    Docket Nos. RP94-72-009
Iroquois Gas Transmission System, L.P.  )                FA92-59-007
                                        )                RP97-126-015
                                        )            and RP97-126-000



                        NOTICE OF OFFER OF SETTLEMENT AND
                              REVISED TARIFF SHEETS

         Take notice that on December 17, 1999, Iroquois Gas Transmission System, L.P. ("Iroquois") filed an offer of settlement in the form of a Stipulation and Agreement ("Stipulation"), which would resolve all issues in these proceedings. As part of the Stipulation, Iroquois tendered for filing the following revised tariff sheets:

                       Twenty-Seventh Revised Sheet No. 4
                       Original Sheet No. 4A
                       Ninth Revised Sheet No. 5
                       Fourth Revised Sheet No. 14
                       Fourth Revised Sheet No. 15
                       Fourth Revised Sheet No. 29
                       Fifth Revised Sheet No. 30
                       Second Revised Sheet No. 75B
                       Third Revised Sheet No. 75C

         The Stipulation resolves: issues regarding the recovery of certain legal defense costs on remand of Iroquois v. FERC, 145 F.3d 398 (D,C. Cir.
1998); rate case issues from Docket No. RP97-126-000 that are pending appeal in D.C. Cir. Nos. 99-1175 and 99-1177; and future rate level changes through the year 2003 and a moratorium on rate changes other than those provided for in the Stipulation. The Stipulation is supported by Iroquois, the Commission Staff and all active participants to these proceedings.

         Pursuant to 18 C.F.R. ss. 385.602(f)(2), comments regarding the Stipulation are due 20 days after this filing, i.e., on January 6, 2000, and reply comments are due 30 days after this filing, i.e., on January 18, 2000.

         Any person desiring to protest this filing should file a protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Section 385.211 of the Commission's Rules and Regulations. All such protests must be filed as provided in Section 154.210 of the Commission's Regulations. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceedings. Copies of this filing are on file with the Commission and are available for public inspection in the Public Reference Room. This filing may be viewed on the web at http://www.ferc.fed.us/online/rims.htm (call 202-208-2222 for assistance).

                       LETTER ORDER APPROVING SETTLEMENT

                      FEDERAL ENERGY REGULATORY COMMISSION
                             Washington, D.C. 20426

                    (Letter Order Issued ____________, 2000)




Iroquois Gas Transmission System, L.P.
One Corporate Drive, Suite 600
Shelton, CT 06484-6211

Attn: Jeffrey A. Bruner,
      Vice President, General Counsel & Secretary

Reference: Docket Nos. RP94-72-009, FA92-59-007, RP97-126-015, RP97-126-000
           Offer of Settlement and Revised Tariff Sheets

Ladies and Gentlemen:

         On December 17, 1999, Iroquois Gas Transmission System, L.P. ("Iroquois") filed an offer of settlement in the form of a Stipulation and Agreement ("Stipulation"), which resolves all issues in these proceedings. As part of the Stipulation, Iroquois filed the following revised tariff sheets:

                       Twenty-Seventh Revised Sheet No. 4
                       Original Sheet No. 4A
                       Ninth Revised Sheet No. 5
                       Fourth Revised Sheet No. 14
                       Fourth Revised Sheet No. 15
                       Fourth Revised Sheet No. 29
                       Fifth Revised Sheet No. 30
                       Second Revised Sheet No. 75B
                       Third Revised Sheet No. 75C

         The Stipulation resolves: issues regarding the recovery of certain legal defense costs on remand of Iroquois v. FERC, 145 F.3d 398 (D.C. Cir.
1998); rate case issues from Docket No. RP97-126-000 that are pending appeal in D.C. Cir. Nos. 99-1175 and 99-1177; and future rate level changes through the year 2003 and a moratorium on rate changes other than those provided for in the Stipulation. The Stipulation is supported by Iroquois, the Commission Staff and all active participants to these proceedings.

         The Commission has reviewed the Stipulation and accompanying tariff sheets. Pursuant to Rule 602(g), the Commission finds that the Stipulation is fair and reasonable and in the public interest. Accordingly, the Commission approves the Stipulation and accepts the revised tariff sheets to become effective in accordance with the Stipulation.

         This order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this order, pursuant to 18 C.F.R. ss. 385.713.


                                        By the Commission

cc:  All Parties
     Public Files

                             CERTIFICATE OF SERVICE

         I hereby certify that I have this day served the foregoing documents upon each person designated on the official service lists compiled by the Secretary in these proceedings and on all persons entitled to service of the filings that initiated these proceedings.

         Dated at Washington, D.C. this 17th day of December, 1999.


                                                --------------------------------
                                                Joseph S. Koury


                                                WRIGHT & TALISMAN, P.C.
                                                1200 G Street, N.W., Suite 600
                                                Washington, D.C. 20005
                                                (202) 393-1200

Of Counsel for

Iroquois Gas Transmission System, L.P.

                                   APPENDIX A

                                SETTLEMENT RATES



                                                                    RP94-072/RP97-126
[LOGO]        IROQUOIS
      GAS TRANSMISSION SYSTEM                                    SCHEDULE OF SETTLEMENT RATES
      ------------------------
      IROUOIS PIPELINE COMPANY
                     OPERATING COMPANY, OPERATOR



          DEMAND CHARGES:                        Incremental Stepdowns                         Cumulative Stepdowns
------------------------------------ ---------------------------------------------- -------------------------------------------
          EFFECTIVE DATES                Zone 1         Zone 2       Interzone         Zone 1         Zone 2       Interzone
------------------------------------ -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2000 - 12/31/2000                $         -    $         -      $         -    $         -    $         -   $         -
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2001 - 12/31/2001                $  (0.1947)    $  (0.0973)      $  (0.2920)    $  (0.1947)    $  (0.0973)   $  (0.2920)
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/2/2002- 12/31/2002                 $  (0.4867)    $  (0.2433)      $  (0.7300)    $  (0.6813)    $  (0.3407)   $  (1.0220)
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2003 -                           $  (0.2920)    $  (0.1460)      $  (0.4380)    $  (0.9733)    $  (0.4867)   $  (1.4600)
------------------------------------ -------------- ---------------- -------------- -------------- ------------- --------------


------------------------------------ ---------------------------------------------- -------------------------------------------
          COMMODITY CHARGES:                     Incremental Stepdowns                         Cumulative Stepdowns
------------------------------------ ---------------------------------------------- -------------------------------------------
          EFFECTIVE DATES                Zone 1         Zone 2       Interzone         Zone 1         Zone 2       Interzone
------------------------------------ -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2000 - 12/31/2000                $         -    $         -      $         -    $         -    $         -   $         -
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2001 - 12/31/2001                $         -    $         -      $         -    $         -    $         -   $         -
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2002- 12/31/2002                 $         -    $         -      $         -    $         -    $         -   $         -
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2003 -                           $         -    $         -      $         -    $         -    $         -   $         -
------------------------------------ -------------- ---------------- -------------- -------------- ------------- --------------


------------------------------------ ---------------------------------------------- -------------------------------------------
      100% LOAD FACTOR RATES                     Incremental Stepdowns                         Cumulative Stepdowns
------------------------------------ ---------------------------------------------- -------------------------------------------
          EFFECTIVE DATES                Zone 1         Zone 2       Interzone         Zone 1         Zone 2       Interzone
------------------------------------ -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2000 - 12/31/2000                $         -    $         -      $         -    $         -    $         -   $         -
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2001 - 12/31/2001                $  (0.0064)    $  (0.0032)      $  (0.0096)    $  (0.0064)    $  (0.0032)   $  (0.0096)
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2002- 12/31/2002                 $  (0.0160)    $  (0.0080)      $  (0.0240)    $  (0.0224)    $  (0.0112)   $  (0.0336)
                                     -------------- ---------------- -------------- -------------- ------------- --------------
1/1/2003 -                           $  (0.0096)    $  (0.0048)      $  (0.0144)    $  (0.0320)    $  (0.0160)   $  (0.0480)
------------------------------------ -------------- ---------------- -------------- -------------- ------------- --------------



                                                             Privileged
                                                                and
                                                            Confidential
                                                     (For Settlement Purposes)
                                         --------------------------------------------


          DEMAND CHARGES:                              Effective Rates
------------------------------------     --------------------------------------------
          EFFECTIVE DATES                Zone 1     Zone 2    Interzone    Zone 1 MFV
------------------------------------     --------- ---------- ----------- -----------
1/1/2000 - 12/31/2000                    $ 8.5370  $ 6.9843   $ 14.1750   $ 5.9892
                                         --------- ---------- ----------- -----------
1/1/2001 - 12/31/2001                    $ 8.3423  $ 6.8870   $ 13.8830   $ 5.8635
                                         --------- ---------- ----------- -----------
1/1/2002- 12/31/2002                     $ 7.8557  $ 6.6436   $ 13.1530   $ 5.5493
                                         --------- ---------- ----------- -----------
1/1/2003 -                               $ 7.5637  $ 6.4976   $ 12.7150   $ 5.3607
------------------------------------     --------- ---------- ----------- -----------


------------------------------------     --------------------------------------------
          COMMODITY CHARGES:                           Effective Rates
------------------------------------     --------------------------------------------
          EFFECTIVE DATES                Zone 1     Zone 2    Interzone    Zone 1 MFV
------------------------------------     --------- ---------- ----------- -----------
1/1/2000 - 12/31/2000                    $ 0.0030  $ 0.0024   $ 0.0054    $ 0.1754
                                         --------- ---------- ----------- -----------
1/1/2001 - 12/31/2001                    $ 0.0030  $ 0.0024   $ 0.0054    $ 0.1688
                                         --------- ---------- ----------- -----------
1/1/2002- 12/31/2002                     $ 0.0030  $ 0.0024   $ 0.0054    $ 0.1575
                                         --------- ---------- ----------- -----------
1/1/2003 -                               $ 0.0030  $ 0.0024   $ 0.0054    $ 0.1506
------------------------------------     --------- ---------- ----------- -----------


------------------------------------     --------------------------------------------
      100% LOAD FACTOR RATES                           Effective Rates
------------------------------------     --------------------------------------------
          EFFECTIVE DATES                Zone 1     Zone 2    Interzone    Zone 1 MFV
------------------------------------     --------- ---------- ----------- -----------
1/1/2000 - 12/31/2000                    $ 0.2837  $ 0.2320   $ 0.4714    $ 0.3723
                                         --------- ---------- ----------- -----------
1/1/2001 - 12/31/2001                    $ 0.2773  $ 0.2288   $ 0.4618    $ 0.3616
                                         --------- ---------- ----------- -----------
1/1/2002- 12/31/2002                     $ 0.2613  $ 0.2208   $ 0.4378    $ 0.3399
                                         --------- ---------- ----------- -----------
1/1/2003 -                               $ 0.2517  $ 0.2160   $ 0.4234    $ 0.3268
------------------------------------     --------- ---------- ----------- -----------


                                   APPENDIX B

                             REVISED TARIFF SHEETS


                   (See the following Sheets of Exhibit 10.4)

                      o Twenty-Seventh Revised Sheet No. 4
                      o Original Sheet No. 4A
                      o Ninth Revised Sheet No. 5
                      o Fourth Revised Sheet No. 14
                      o Fourth Revised Sheet No. 15
                      o Fourth Revised Sheet No. 29
                      o Fifth Revised Sheet No. 30
                      o Second Revised Sheet No. 75B
                      o Third Revised Sheet No. 75C